AMENDMENT TO
THE CYPRESS SEMICONDUCTOR CORPORATION 2013 STOCK PLAN
This amendment (the “Amendment”) to the Cypress Semiconductor Corporation 2013 Stock Plan (the “Plan”), is made and entered into effective as of February 16, 2018. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS
WHEREAS, the Board of Directors of Cypress Semiconductor Corporation (the “Company”) desires, pursuant to its authority under Section 18 of the Plan, to amend the Plan to broaden the Administrator’s delegation authority under the Plan;

NOW, THEREFORE, the Plan shall be amended as follows:
1.    Amendment to Section 4. Section 4 is amended to include an additional subsection 4.4 thereunder, which shall read as follows:
“4.4     To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more executive officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an executive officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) executive officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.4 shall serve in such capacity at the pleasure of the Board and the Committee.”
2.    Effect on the Plan. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect.
3.    Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.